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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of Earliest Event Reported): October 3, 1997


                             THE GRAND UNION COMPANY
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              (Exact Name of Registrant as Specified in its Charter


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


        0-26602                                          22-1518276
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(Commission File Number)                    (I.R.S. Employer Identification No.)



201 Willowbrook Boulevard
Wayne, New Jersey                                           07470
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(Address of Principal Executive Offices)                  (Zip Code)



                                 (973) 890-6000
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              (Registrant's Telephone Number, Including Area Code)


                                 Not applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  OTHER EVENTS.

                  On October 3, 1997, the Board of Directors of The Grand Union Company (the "Company") elected Gary Philbin to serve as the President and Chief Merchandising Officer of the Company. In connection with such appointment, the Company and Mr. Philbin entered into an Employment Agreement (the "Employment Agreement"), dated as of October 3, 1997 (the "Effective Date"). The following description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, filed as Exhibit 99.1 hereto and incorporated herein by reference. Capitalized terms used herein, if not otherwise defined, shall have the meanings ascribed to such terms in the Employment Agreement.

                  The Employment Agreement provides, among other things, as follows:

                  (a) the term of Mr. Philbin's employment pursuant to the Employment Agreement shall commence on the Effective Date and shall continue until October 2, 2001 (the "Term").

                  (b) Mr. Philbin shall earn, and the Company shall pay, cash compensation during the Term of:

                  (i) base salary at an annual rate of $350,000 per year, prorated based on the actual number of weeks worked during the fiscal years ending 1998 and 2001;

                  (ii) bonus compensation in an amount determined by the Company's Compensation Committee, subject to the following: (x) for the fiscal year ending March 28, 1998, the minimum bonus payable shall be 100% of Mr. Philbin's base salary paid for such period; and (y) for the fiscal year ending each year during the Term thereafter, Mr. Philbin may receive a bonus of up to 100% of his base salary for the applicable period, with the actual amount of the bonus payable for each such period to be subject to achievement of performance targets established by the Compensation Committee of the Company's Board of Directors no later than the 90th day of the fiscal year for which the targets apply; and

                  (iii) payment or reimbursement of the costs of travel by Mr. Philbin and his immediate family between the New York/New Jersey metropolitan area and the Midwestern United States.

                  (c) The Company granted to Mr. Philbin options to purchase up to 450,000 shares (the "Options") of the Company's Common Stock on the terms and subject to the conditions set forth below and in the Company's 1995 Equity Incentive Plan, as in effect and as proposed to be amended (the "Plan"), consisting of the following:


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                  (i) Options to purchase 150,000 shares at an exercise price equal to $2.125 (the closing price as reported by NASDAQ SmallCap Market on the Effective Date), exercisable immediately;

                  (ii) Options to purchase 50,000 shares at an exercise price equal to $2.125, which shall become exercisable if and when the Company shall have earnings before interest, tax, depreciation and amortization expense ("EBITDA") of an aggregate of at least $147 million for any 13 continuous 4 week fiscal reporting periods commencing on the Effective Date and ending on or before the end of the Company's fiscal year ending in 2000;

                  (iii) Options to purchase 100,000 shares at an exercise price equal to $2.875, exercisable on or after October 3, 1998;

                  (iv) Options to purchase 75,000 shares at an exercise price equal to $3.625, exercisable on or after October 3, 1999; and

                  (v) Options to purchase 75,000 shares at an exercise price equal to $4.315, exercisable on or after October 3, 2000.

                  (d) Mr. Philbin will be credited with six (6) additional years of service for purposes of the Company's Supplemental Retirement Plan for Key Executives if he is employed by the Company on the fourth (4th) anniversary of the Effective Date.

                  (e) Mr. Philbin received an interest-free loan from the Company in the amount of $225,000, repayable upon the expiration or earlier termination of the Employment Agreement.

The Employment Agreement also contains provisions concerning other employee benefits, rights or termination, payments and other benefits on termination under certain circumstances, confidentiality, and non-competition, which are customary for agreements with executives in Mr. Philbin's position.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (c)      Exhibits

                  99.1 Employment Agreement, dated as of October 3, 1997, by and between The Grand Union Company and Gary Philbin.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         THE GRAND UNION COMPANY


Dated: October 28, 1997                   By: /s/ Jeffrey P. Freimark
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                                             Name: Jeffrey P. Freimark
                                             Title:  Executive Vice President,
                                             Chief Financial and
                                             Administrative Officer




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                                  EXHIBIT INDEX


Exhibit No.         Decsription
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   99.1             Employment Agreement, dated as of October 3, 1997, by and
                    between The Grand Union Company and Gary Philbin






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